                                                                 EXHIBIT 10(a)
                            STOCK EXCHANGE AGREEMENT

         This agreement is made and entered into this 23rd Day of November, 1998 between Communitronics of America, Inc a Utah Corporation and Data Paging, Inc. a Mississippi Corporation. Communitronics of America, Inc. (C.OA.) is a public trading corporation, trading under the symbol ("BEEP"). Data Paging, Inc. is 100% owned by Kenneth E. Smith at 2911 Shortcut Road, Pascagoula, Mississippi (Shareholder) a Mississippi Corporation (Licensee)

                                   WITNESSETH

         WHEREAS, Shareholders owns all of the issued and outstanding stock of Licensee ("the Licensee Shares"); and,

         WHEREAS, Licensee holds numerous licenses authorized by the FCC for the provision of communication services ("The System") which are more fully described on Exhibit A attached hereto; and,

         WHEREAS, Communitronics of America, Inc., is developing various types of communication systems located in major markets through the United States; and,

         WHEREAS, Shareholders desires to assign to Communitronics of America, Inc. and, Communitronics of America, Inc. desires to acquire from Shareholder the Licensee shares, on the terms and conditions as set forth herein; and,

         WHEREAS, Communitronics of America and Shareholders intend that such transaction shall qualify for treatment under Section 368 (a) (lB) of the Internal Revenue Code; and now

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therefore in consideration of these premises and mutual promises and covenants contained herein, Communitronics of America, Inc. and Licensees and Shareholders agree as follows:

                                  ARTICLE I

         Exchange of stock (a) in accordance with terms set forth in the "Definitive Agreement" executed between the parties, dated November 23, 1998 and as set forth herein, Communitronics of America, Inc., agrees to acquire from Shareholders.

         The Shareholders agree to assign to Communitronics of America, Inc. 100% of all issued and outstanding voting stock of Data Paging, Inc. in exchange for 250,000 shares of Communitronics of America 144 Restricted Stock at $2.00 per share 88 agreed for a value of $500,000.

         1.1. DISTRIBUTION OF COMMUNITRONICS OF AMERICA, INC.,SHARES: The distribution of Communitronics of America, Inc. shares in this transaction will be to Kenneth E. Smith owner of Data Paging, Inc.

         1.2 SHARES: Shares will be in compliance with Rule 144. After 1 year required by regulation, the stock will cease to be restricted and will be free trading shares.

         1.3 COMMUNITRONICS OF AMERICA, INC.: Communitronics of America, Inc. hereby guarantees that its shares provided in payment for shares of stock in Data Paging, Inc. will be worth no less than $2.00 per share in price up to and including 72 hours following the time at which the Communitronics of America ~hares transferred herein may be traded pursuant to IRS Rule 144 and/or such other IRS and/or SEC rules and regulations as may be applicable.

         1.4 DATA PAGING, INC.: Data Paging, Inc. is to become a wholly owned subsidiary of

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Communitronics of America, Inc. subject to a mortgage on all shares of Data
Paging, Inc. stock, transferred to Communitronics of America, Inc. herein, in favor of Kenneth E. Smith, until such time as Kenneth E. Smith sells all shares of said stock in Communitronics of America, Inc or up to and including 72 hours following the time upon which the shares of Communitronics of America, Inc. transferred herein may be traded pursuant to IRS Rule 144 and/or such other IRS and/or SEC rules and regulations as may be applicable, whichever occurs first. Should the Communitronics of America shares transferred Kenneth E. Smith be worth less than two dollars ($2.00) per share during the time period described above, Communitronics of America does hereby agree to pay Kenneth E. Smith the difference between the two dollar ($2.00) guaranteed price and the sale price of the stock or return "the System" to Data Paging, Inc. along with 811 issued shares of stock in Data raging, Inc.

         1.5 PAYMENT FOR SALE AND TRANSFER: The agreement for sale and transfer of Data Paging, Inc., shall be completed within ten (10) days of a grant by FCC final order (as defined in Section 5.7 herein) and any other necessary governmental authorities of an application for consent to the transfer of contract of the system from Data Paging, Inc. to Communitronics of America, Inc,

        1.6 CLOSING: The closing transaction provided for in this agreement ("closing") shall take place at the corporate offices of Garner, Prichard & Middleton, PC, 6925 Cottage Hill Road, Suite A, Mobile, Alabama 36695 at or about 2:00 P.M. C.S.T., within five (5) business days of the receipt by Communitronics of America of all government consents to transfer of control of The System by final order (as defined in Section 5.7 herein) or such other place and time as mutually agreed to by both parties.

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                                  ARTICLE II

         2.1 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER: Shareholders hereby represent and warrant to Communitronics of America, Inc. the following material representations as set forth in the following paragraphs of this
Article II.

         2.2 INSTRUMENTS OF CONVENIENCE TRANSFER AND CANCELLATION: Subject other terms and provision herein, Shareholders will at closing execute or to be executed and delivered to Communitronics of America, Inc.;

         (a) A Stock Certificate ("certificate") representing a total of 100% of the issued and outstanding shares of common voting stock of Data Paging, Inc. which certificate or certificates (or accompanying assignment separate from Certificate) shall be in negotiable form, duly endorsed for transfer to Communitronics of America, Inc., subject to the mortgage established herein in Section 1.4

         (b) Copies of minute books, stock books and all other corporate and business records or documents of Data Paging, Inc.;

         (c) At least ten (10) business days prior to the closing date the Shareholders will cause to be delivered to Comniunitronics of America, Inc. an opinion of counsel for the Licensee that

         (1) the Licensee is duly incorporated and legally existing in good standing under the laws in Mississippi, and has full corporate power and authority to carry on its present business;

         (2) The transfer documents to be delivered to Communitronics of America. Inc. at the closing are fully authorized, executed and delivered by Shareholders and are valid and binding in

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accordance with their terms;

         (3) The execution and delivery of this Stock Purchase Agreement and the consummation of the transactions contemplated herein and permis8ible under the Articles of Incorporation and By Laws of Data Paging, Inc.

         (4) This Stock Purchasing Agreement is a valid and legal obligation of Shareholders, enforceable by its terms.

         (5) Any and all requisite fees and state regulatory approvals of the consummation of the transactions contemplated herein are granted by final order (as defined in the Section 5.7 herein) and are in full force and effect and have not been suspended, modified or revoked;

         (6) Unless otherwise disclosed herein, the Shareholders represent that neither they or Data Paging, Inc. is a party to or affected by any pending or threatened proceedings, claims or investigations relating to the stock being transferred to Communitronics of Amenca, Inc.; and,

         (7) The Shareholders represent that Data Paging, Inc,, is not subject to any' restnctions in it's Article of Incorporation or By Laws which materially and adversely affect its business, property prospects, assets or condition, financial or otherwise which adversely affects its ability to carry out its obligation. under this agreement.

         (d) Shareholders shall attach as schedules to this agreement copies of all contracts, either in force or executory, pertaining to the Licensee's business, and ~ other documents called for in this agreement.

         2.3  STATUS OF STOCK WITH RESPECT TO THE SHARES OF STOCKS BEING

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TRANSFERRED TO COMMUNITRONICS OF AMERICA, INC.:

         (a) Such shares of stock have been lawfully issued, and are fully paid and not assessable;

         (b) Such shares represent a total of 100% of the issued common voting stock in Licensee;

         (c) Such shares are owned free and clear of any pledges, liens. encumbrances and claims, and are not subject to any restrictions or limitation~ prohibiting or restricting transfer to Communitronics of America, Inc. except ~ maybe disclosed in this agreement.

         (d) Shareholders have full right, power and authority to sell and transfer such shares pursuant to this agreement.

         (e) The certificates for the shares to be transferred to Communitronics of America, Inc. will be genuine and together with any supporting papers shall be in such form as to enable the shares of stocks represented thereby to be immediately transferred to Communitronics of America, Inc. on the stock transfer books of the Licensee.

         2.4 AVAILABILITY: Shareholders hereby agree that, from time to time after the closing at Communitronics of Amen ca, Inc.'s request and without further consideration, Shareholders will executed and deliver such other instruments of conveyance, assignment and transfer, and take such action as Communitronics of America, Inc. may reasonable require, to more effectively convey or transfer to in Communinitronics of America, Inc. possession of the stock purchased hereunder; and, included in this agreement is 152.4800 frequency in Ocean Springs and Pascagoula, MS and 464.025 as operated.

         2.5 COMPLETE TRANSFER: All assets and properties, if any of every nature in

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connection with the business of Licensee are owned by Licensee and are hereinafter referred to as the "Assets".

         2.6  CORPORATE  EXISTENCE,  ORGANIZATION  AND QUALIFICATION OF
LICENSEE: Licensee is a corporation duly incorporated, legally existing and in good standing under the laws of the State of Mississippi; and, it has no state or local fees or penalties outstanding; and it has full corporate power and authority to carry on the business as now being conducted by it. The authorized stock of Licensee consists solely of: 5000 Shares of voting common stock, of which 1600 are outstanding in the name of Kenneth E. Smith. There are on this date no outstanding warrants, options or rights of any kind to acquire from Licensee shares of stock in Licensee, other than as contained in this agreement.

         2.7 LICENSE'S SUBSIDIARIES AND AFFILIATES: Licensee has no investments of any kind in any corporation, joint venture or partnership. The Licenses is not subject to any mortgage, debt or other encumbrance, which materially or adversely affects it business, properties, assets, or condition.

         2.8 LITIGATION: Shareholders have no knowledge of litigation threatened against or relating to Licensee's business or properties which might individually or in the aggregate have a material adverse effect on such business or properties or the financial condition of Licensee, nor has Shareholder or Licensee received any notice that any basis is known to exist for any such action or for any governmental investigation relative to Licensee's business or properties.

         2.9 COURT ORDERS AND DECREES: Shareholders assert that there is no validly served and effective outstanding order, writ, injunction or decree Of any court, governmental agency or arbitration tribunal against or which could, either individually or in the aggregate, have a material adverse effect upon Licensee's business, property, assets or financial condition.

         2.10 COMPLIANCE WITH LAWS: Except as specifically disclosed in writing to Communitronics of America, Inc.'s counsel prior to execution of this agreement, Licensees are in compliance with all provisions of all applicable laws (including environmental laws) regulations and administrative orders of the United States, all States and each municipality, county, or subdivision of any thereof, to which its business or any properties may be subjected which if not complied with either individually or in the aggregate may have a material adverse effect upon Licensee's business, properties, assets or financial condition.

         2.11. NO ADVERSE CONTRACTS: Except for contracts specifically identified and of which complete copies thereof specifically identified and in Exhibit "B" hereto previously delivered to Communitronics of America, Inc. counsel, Licensee is not obligated under any contract or agreement or any law which materially and adversely affects its business, properties, prospects, assets or condition, financially or otherwise.

         2.12 EXECUTION AND PERFORMANCE OF AGREEMENT: The parties hereto represent and agree that execution and performance by Shareholders of this agreement and the transactions contemplated hereby by the Shareholder will not violate any provision of, or resort in the breach of, or constitute a default under, any law, order, writ, injunction, decree or regulation of any court, state or federal government agency or arbitration, tribunal, or any contract, agreement, license, permit or instrument by which any of the stock or licensees, businesses or property is bound.

         2.13 STATUS OF LEASE AND AGREEMENT: Licensees are not a party, by transfer or otherwise, to any lease or agreement not specifically identified in Exhibit "C" hereto and disclosed to Commurnitronics of America, Inc. Said leases and agreements, if any, are not suspended, modified or revoked and Licensee and its transferors are operating and will continue to operate without modification of its agreement rights until closing, in compliance with all of the terms of said agreement.

         2.14 STATEMENT AND RECORDS: All books, statements. documents, records and financial, statements including but not limited to, yearly and monthly profit and 1088 statements of Licensee furnished or given to Communitronics of America, Inc. or it agents during the negotiation of and preparatory to the execution or consummation of the transactions contemplated herein, including Licensee' S audited due diligence acceptable financial statement dated November 20, 1998, are true and correct are to be provided to Communitronics of America are genuine and as accurately contain no material misrepresentations or omissions of material facts, and all such statements represent fairly the financial position of Licensee as of the date thereof, and the results of its operation for the periods designated therein, and were in prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise previously disclosed in writing to Communitronics of America' counsel) throughout the period involved as of the date of Licensee's latest audited financial statements it had no liabilities, contingent or otherwise, except in those financial statements, income statements and other financial documents.

         2.15 NO UNDISCLOSED LIABILITY: At closing the Licensee will have no material liabilities contingent on otherwise except these liabilities referred to and attached as Exhibit "D" hereto, and those audited liabilities incurred since that date in the ordinary course of business, but only to the extent permitted under Article IV.

         2.16 TAX RETURNS: Licensees has timely filed all Federal, State and Local tax returns required to be filed by it by the laws of the United States and each state which it does business in, including, but not limited to all taxes with respect to income, property withholding, workman's compensation, social security and unemployment taxes. To the best of Licensees' knowledge and belief all such returns are correct as filed and all taxes due and all additional assessments and penalties and interest thereon received prior to the date hereof and at closing have been paid. All filed returns were prepared in accordance with the applicable state's laws and generally accepted accounting principles relating to taxation. The reserves for any taxes in licensee's financial statements are sufficient for the payment of all accrued and unpaid taxes of Licensee, if any.

         2.17 Taxes and all personal income excise, conveyance or other taxes directly related to the transaction contemplated herein which were incurred prior to the closing of this transaction or concurrent therewith which may become payable by reason of the sale and purchase of the stock at closing will be borne by the Shareholders.

         2.18 NO UNDISCLOSED CONTRACTS: Licensee has no contracts not previously disclosed in writing and delivered to Communitronics of America, Inc.; nor has Licensee caused any contracts for the purchase or sale of products on services, nor continuing contracts for the future purchase or lease of materials, supplies, services or equipment or other property except as previously disclosed in writing to Communitronics of America, Inc.

         2.19 STATUS OF ASSETS: After due inquiry, Shareholders know of no material adverse condition regarding the business of Licensee not disclosed herein, exception generally applicable to the Paging industry.

         2.20 NEW DIRECTORS AND OFFICERS: At closing the purchase of Licensee's stock, any election of a new board of directors and officers of Licensee will not cause the cancellation, beach, acceleration, or any other material adverse change in terms of any contract or agreement to which Licensee is bound.

         2.21  INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND OTHERS:
Licensee is not indebted to any director, officer, employer or agent of Licensee except as indicated on the financial statement provided to Communitronics of America or in the ordinary course of business.

         2.22 GOVERNMENTAL CONSENT: No consent, approval, order or authorization or regulation, qualification, designation, declaration or filing with any governmental authority is required on part of Shareholder in connection with the acceptance of this agreement and delivery of the stock of Licensee as contemplated by the agreement, except any approval or filing as may be required under requirements of the FCC and applicable state authorities ("PUC").

         2.23 FCC AUTHORIZATION: Licensee has been granted FCC authorization to construct and operate the system by FCC action, which has become a Final Order (as defined in Section 5.7).

Such authorization has not been suspended, modified, or revoked, and the Licensee has complied with and will continue without modification with terms with closing Shareholder knows of no event or condition which would materially endanger the continued effectiveness of the Authorization.

         2.24  DURING THE PERIOD FROM OCTOBER 16, 1998 UNTIL CLOSING DATE:
Shareholder shall riot discuss with, accept offers from or negotiate with any other party regarding the sale, transfer, or management of Shareholders' interests in Data Paging, Inc. but will instead deal exclusively and good faith with Communitronics of America, Inc. regarding the transfer of control of the Licensee. During this period, Shareholders shall be restricted from encumbering, agreeing to transfer or convey, or, transferring or conveying any portion of their interests except with the express written consent of Communitronics of America, Inc.

         2.25 SURVIVAL OF REPRESENTATIONS AND WARRANTIES: The representation and warranties contained in this agreement shall survive the closing date and shall bind Shareholders and Shareholders' transfer's heirs and assigns.

                                   ARTICLE III

         3.1 REPRESENTATIONS AND WARRANTIES OF COMMUNITRONICS OF AMERICA, INC.:
Communitronics of America, Inc. represents and warrants as set forth in this
Article III.

         3.2 QUALIFICATIONS OF COMMUNITRONICS OF AMERICA, INC.: Commurntrorncs of America, Inc. is a Utah corporation duly qualified to do business in all the jurisdictions in which it is legally required to be so qualified. Communitronics of America, Inc. is legally, financially, technically, and otherwise qualified to acquire Licensee's stock as contemplated herein.

         3.3 AUTHORITY ACTION OF COMMUNITRONICS OF AMERICA, INC.: The execution and delivery of this agreement by Communitronics of America, Inc. has been duly authorized by all necessary corporate action. The consummation of the transaction contemplated by this agreement will not violate any provision in Communitronics of America, Inc.'s Articles of Incorporation, by-laws, or result in any breech or default under any applicable State or Federal law, nor any rule, regulation, order, writ, injunction or decree of any court, state or federal governmental agency or arbitration tribunal having jurisdiction over Communitronics of America, Inc. or any contract, agreement or instrument by which Communitronics of America, Inc. may be bound. All action required of the Shareholders and directors of Communitronics of America, Inc. in connection with the execution, delivery and performance of this agreement has been taken.

         3.4 LITIGATION: There is not any undisclosed litigation pending or threatened against Communitronics of America, Inc. which would have a material adverse effect on the business of Communitronics of America, Inc. or prevent Communitronics of America, Inc. from fulfilling all its obligation hereunder.

         4.1 CONDUCT OF BUSINESS FROM EXECUTION OF THIS AGREEMENT PENDING
CLOSING: From October 16, 1998 until the closing date, Shareholders warrant and covenant that, pending and as a condition precedent to closing, except as otherwise consented to in advance in writing by Communitronics of America, Inc. with respect to Licensee the following, to wit:

         (a) Licensee's business will be conducted only in the ordinary and usual course business;

         (b) No contract or commitment will be entered into by Licensee except in the ordinary course of business;

         (c) No indebtedness for borrowed money will be created, assumed or incurred by Licensee;

         (d) No sale, transfer or other disposition, directly or indirectly, and mortgage, pledge or other encumbrance, of its assets will be made or entered into by or on behalf of Licensee (even if made in the ordinary course of business);

         (e) Licensee will use its best efforts to keep the organizations of its business intact to preserve and maintain its assets and properties;

         (f) Licensee will not directly or indirectly do, or agree to do any of the following acts:

                  (1) Grant any increase in salaries payable or to become payable or grant any bonus to any officer, employee, agent, or representative, except with the consent of Communitronics of America, Inc.; to any officer, employee, agent or pension plan or other contract or

                  (2) Increase benefits payable representative under any commitment;

                  (3) Enter into any collective bargaining agreement to which it is a party or by which it may be bound;

                  (4) Enter into any employment agreement or other such agreement;

                  (5) Pay any obligation or liability, fixed or contingent, other than current audited liabilities payable to persons other than Shareholder, or other related or affiliated entities or to their employees, agents, shareholders, partners assigns;

                  (6)      Waive or compromise any right or claim;

                  (7) Cancel, without full payment any note loan or other obligation owing to it;

                  (8) Take any other action, which would materially diminish the value of its business to Communitronics of America, Inc.;

                  (9)      Licensee will not directly or indirectly:

                           a. Declare, set aside or pay any dividend or make any distribution in respect of its capital stock;

                           b. Purchase, redeem, or otherwise acquire any shares of its capital stock;

                           c. Change its accounting method or treatment of any material item; or

                           d. Enter into any agreement obligation to do any of the foregoing prohibited acts;

                  (10) Licensee will not directly or indirectly enter into any contract or other agreement of any nature with Shareholders or other related or affiliated persons or entities or their employees, agents or assigns; or

                  (11) Licensee will not directly or indirectly modify, cancel, or terminate any of its existing contracts or agreements to do any of these acts.

          4.2 ACCESS AND INFORMATION: To the extent reasonably required for the purpose of this agreement Shareholders will permit Communitronics of America, Inc., its counsel, accountants and other representatives to have full access during normal business hours throughout the period prior to closing, to its properties, books and records of Licensee, and will cause to be furnished to Communitronics of America, Inc. and its representative during such all such information concerning the affairs of Licensee as Communitronics of America, Inc. or its representatives may reasonably request, including but not limited to., subscriber customer data.

                                    ARTICLE V

          5.1 CONDITIONS PRESIDENT TO CLOSING: Closing shall occur only upon the occurrence of all the conditions set forth in this Article V and elsewhere in this agreement (unless expressly waiving in writing by the party to whose favor the representation or condition runs at any time prior to closing). Each party shall have performed its obligations due to be performed hereunder on or before the closing date.

          5.2 REPRESENTATION AND WARRANTIES TRUE WHEN MADE: No representations or warranty of Shareholders or Communitronics of America, Inc. contained in this agreement shall be inaccurate or incomplete, nor have Shareholders knowingly or negligently omitted to disclose any material fact pertinent to this transaction.

          5.3 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING: The representations and warranties of Shareholders and Communitronics of America, Inc. contained in this agreement shall be deemed to have been made again at the time of closing, and shall have caused all covenants, agreements and conditions required by this agreement to be performed or complied with prior to or at closing to be so performed and complied with; and, The parties hereto will furnish to each other a certificate signed by each respectively, dated on the date of closing date, certifying to the truth of such representations and to the fulfillment Of all such covenants, agreements and conditions.

          5.4 OCCURRENCE OF EVENTS: All of the following events shall occur at or prior to closing:

          (a) The receipt by Communitronics of America of all government approvals by final order (as defined in Section 5.9), if any are necessary, and all other necessary approvals, if any, for the assignment and transfer of the to Communitronics of America, Inc. with respect to the rights, agreements, privilege, licenses and franchises referred to in this agreement, including but not limited to the agreements, if any, referred to in Section 2.13. Communitronics of America, Inc. and Shareholders agree to cooperate in obtaining all necessary governmental and third party consents and approvals required to complete this agreement.

          (b) The receipt by Communitronics of America, Inc.'s attorneys of the documents if any, referred to in Section 2.2.

          (c) The mortgage referred to within Section 1.4 herein

          5.5 ABSENCE OF ADVERSE CHANGES: Subsequent to the execution of this agreement and prior to closing Shareholders and Licensee agree that there shall not be any adverse change in the business or prospects of Licensee's properties or business and on the closing date, there shall be delivered to Communitronics of America, Inc. a certificate to such effect, dated the date of closing and signed by the Shareholders. It is understood that Shareholders assume all risks of destruction, loss or damage due to fire or other causes of destruction to the Licensee's properties and business up to and including the date of closing.

          5.6 TERMINATION AS OF RIGHT: If this agreement is terminated pursuant to Section 8.11 of this agreement) Communitronics of America, Inc. agrees to return to Shareholders any and all information, documents or assets received from Shareholders, and Shareholders agree to return to Communitronics of America, Inc., the funds held by escrow agent pursuant to the Escrow Agreement and this agreement shall have no effect whatsoever and the transactions contemplated herein shall terminate and be null and void.

          5.7 FINAL ORDER: For purposes of this agreement, a grant by governmental authority shall be considered a Final Order ("Final Order") when it is no longer subject to regulatory or administrative reconsideration, review or appeal, with said times have lapsed with no petition, appeal, objection or other like adverse pleading having been filed with the FCC or other authority having jurisdiction over the matter.

                                   ARTICLE VI

          6.1 INDEMNIFICATION BY SHAREHOLDERS: Shareholders agree to defend and hold Communitronics of America, Inc. harmless from any and all losses, liabilities, expenses, damages Qr costs (including reasonable attorney' s penalties and interest), payable to or for the benefit of or asserted by any party, resulting from or arising out of or incurred as a result of the falsify of any representation or breach of any warranty or covenant made by Communitronics of America, Inc. herein or in accordance herewith.

          6.3 SURVIVAL OF COVENANTS AND WARRANTIES: The representative, warranties and agreements made by Shareholders, except as they may be fully performed prior to or contemporaneously with closing, shall survive closing and shall be fully enforceable at law or in equity against Shareholders, Licensee and 'their successors and assigns by Communitronics of America, Inc. and its successors and assigns. The representations, warranties and agreements made by Communitronics of America, Inc. herein, except as they may be fully performed prior to or contemporaneously with closing shall survive closing and shall be enforceable at law or in equity against Communitronics of America, Inc. and it' successors and assigns. Any investigation at any time made by or on behalf of (or disclosure to) any party hereto shall not diminish in any respect whatsoever all parties hereto right to rely on such representation and warranties.

                                   ARTICLE VII

          7.1 Notices, all notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and effective upon receipt if delivered in person or by prepaid overnight express service delivered to the parties hereto at the following addresses:

If to Shareholder:

Kenneth E. Smith
2911 Shortcut Road
Pascagoula, Mississippi 39568-1713

If to Communitronics of America, Inc.:

David Pressler, President & C.E.O.
Magnolia Shopping Center
27955 Highway 98, Suite WW-X
Daphne, AL 36526
(Facsimile (334) 344-3171

with copy to:

Samuel Mastrull, C.F.O. & Secretary
1118 Hatteras Circle
West Palm Beach, Florida 334l3

or such other address as specified by the parties from time to time.

                                  ARTICLE VIII

          8.1 NOTICE OF CLAIMS: Shareholder and Communitronics of America, Inc. each agree to give prompt written notice to the other and to all affected parties of any claim against the party giving notice which might give rise to a claim against the party, to include information detailing the nature and basis of the claim and the actual or estimated amount thereof. In the event action, suit or proceeding is brought against the Shareholders, Licensee and/or Communitronics of America, Inc. with respect to which any party hereto may have liability under the indemnity provisions herein, the indemnifying party shall have the right, but not the responsibility, at its sole cost and expense, to defend such action in the name of and on behalf of the indemnified party or corporation, and in connection with any such action, suit or proceeding and in connection with any such assistance as may reasonably be required, in order to insure proper and adequate defense of any such action, suit or proceeding. No party hereto shall make any settlement of any claim which might give rise to liability of the other parties hereto under the indemnity provisions contained herein without the written consent of such other party(s), of which said consent such party covenants shall not be unreasonably withheld.

          8.2 AMENDMENTS: This agreement may be amended or modified only by a written instrument executed by Communitronics of America, Inc. and Shareholders.

          8.3 EXPENSES: Communitronics of America, Inc. agrees to reimburse Shareholders for out-of-pocket expenses (including capital contribution) incurred during normal course of operation and construction of the system between October 16, 1998 and the closing date, provided that said expenses have been approved in writing by Communitronics of America, Inc. In addition, Communitronics of America, Inc. shall assume the continuing obligation of the systems, if any reasonable incurred in the normal course of operation and construction of the system through such closing date. Communitronics of America, Inc. shall not reimburse Shareholders for Shareholder's legal expenses attributable to the sale of their interests. Communitronics of America, Inc. shall not be reimbursed for reasonable and necessary out-of-pocket expenses or construction costs incurred by Communitronics of America, Inc. not paid by System Financing if the FCC or other governmental authority does not approve contemplated transfer of control of the system without first obtaining written consent from Shareholders.

          8.4 BROKERS: Shareholders agree to indemnity Communitronics of America, Inc. against any third person for any commission, brokerage fee, finder fee or other payment alleged to be due as a result of this transaction based upon any alleged agreement or understanding between such third person and shareholders whether expressed or implied from actions of Shareholders or their agents.

         8.5 COUNTER PARTS: This agreement may be executed in any number of counter parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.6 PARTIES IN INTEREST: This agreement shall inure to the benefit of and be binding upon Communitronics of America, Inc. and Shareholders (Data Paging, Inc.) and their respective successors, heirs and assigns. Nothing in this agreement, either expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this agreement.

         8.7 APPLICABLE LAW: The rights and obligations of the parties shall be construed under and governed by the laws of the State of Utah. Personal jurisdiction over all parties hereto and venue over any legal action shall be in the Federal or State courts of general jurisdiction, which are under the laws of the State of Utah.

         8.8 WAIVERS: No provision in this agreement shall be deemed waived by course of conduct, including the act of closing under Article V unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this agreement.

         8.9 SCHEDULES AND EXHIBITS: The exhibits attached hereto shall be deemed to be incorporated by referenced in this agreement as if fully set forth herein.

         8.10 CAPTIONS: Section headings are descriptive only, and shall have no legal effects.

         8.11 TERMINATION OF RIGHTS: Shareholders (Data Paging, Inc.) and Communitronics of America, Inc. may terminate this agreement if counsel for Shareholders and counsel for Communitronics of America, Inc. determine in good faith that any provision of this agreement or the performance of any obligation will adversely affect Shareholders or Licensee's application for, or their qualification to hold or transfer the FCC authorization or PVC Certificate for the System- If an irreconcilable difference of opinion develops between counsel for Shareholders and counsel for Communitronics of America regarding a claim of such adverse condition, then both counsel shall agree upon a independent counsel whose opinion shall be determinative in this matter. However, in the event that a determination is made that such adverse conditions exists, the parties agree to use their best efforts to cure the adverse or disqualifying condition, provided that the cure does not substantially diminish the benefits of this agreement to either party.

         8.12 SEVERABLITY: In the event that any item or provision of this agreement is determines to be void, unenforceable, or contrary to law, the remainder of this agreement shall continue in full force and effect, provided. that such continuation would not materially diminish the benefits of this agreement for either party.

         8.13 ASSIGNMENT: No right or obligation herein may be assigned or delegated by a party, either directly or indirectly, by transfer of control without the written consent of the other party, where whose consent shall not be unreasonably withheld.

         8.14 ARBITRATION AGREEMENT: Shareholders, Licensee and/or Communitronics of America, Inc agree that any material dispute arise out of this agreement between Shareholders, Licensee and/or
Communitronics of America, Inc., said dispute. will be submitted for resolution by arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall be binding and final. In agreeing to arbitration? all parties acknowledge that in the event of a dispute, each party is giving up the right to have the dispute decided in a court of law before a judge of jury, and instead are accepting the use of arbitration far resolution. The non prevailing party(s) as a result of the arbitration process 8180 agrees to pay all costs, including reasonable attorney's fees, incurred in said arbitration process including such initial fees as may be required to initiate a claim in arbitration.

         8.15 ENTIRE AGREEMENT: This agreement and letter agreement entered into between Shareholders (Data Paging, Inc.) and Communitronics of America, Inc. constitute the entire agreement between the parties governing the matters addressed, No prior agreement or representation, whether verbal or written, shall have any force or effect upon this agreement



12/14/98                                      s/ David Pressler
--------------                                ----------------------------------
Dated                                         DAVID PRESSLER
                                              President & C.E.O. of
                                              Communitronics of America, Inc.


11/23/98                                      s/ Samuel Mastrull
--------------                                ----------------------------------
Dated                                         SAMUEL MASTRULL
                                              C.F.O. & Secretary


12/14/98                                      s/ Kenneth Smith
--------------                                ----------------------------------
Dated                                         KENNETH SMITH
                                              Owner of Data Paging, Inc.


12/14/98                                      s/ Robert I. Prichard
--------------                                ----------------------------------
Dated                                         Witness by Robert I. Prichard
                                              Garner, Prichard & Middleton, P.C.